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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-52537 of Enterprise Products Partners L.P. on Form S-1 of our report dated May 8, 1998, on the combined financial statements of Enterprise Products Partners L.P. and our report dated May 12, 1998 on the balance sheet of Enterprise Products GP, LLC, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Houston, Texas

July 8, 1998